SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.  )

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COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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COEUR D’ALENE MINES CORPORATION
505 Front Avenue
Post Office Box I
Coeur d’Alene, Idaho 83814

April 5, 2007

Dear Shareholder:

We are pleased to invite you to attend our Annual Meeting of Shareholders. This year it will be held on Tuesday, May 8, 2007 at 9:30 A.M., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho. The primary business of the meeting will be to

(1) elect our board of directors;

(2) ratify the appointment of KPMG as the Company’s independent accountants; and

(3) transact such other business as properly may come before the meeting.

Cecil D. Andrus, who has served on our Board of Directors since 1995, is retiring from the board and will not be a nominee for reelection to the board at the annual meeting. We thank Mr. Andrus for his valuable service to our company over the years, and express our appreciation for his wise advice and counsel.

A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically by the Internet or telephone, or sign and date the enclosed proxy and return it in the return addressed, postage prepaid envelope provided for your convenience.

Sincerely,

Dennis E. Wheeler
Chairman of the Board, President
and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR THE PERSONS IT HAS NOMINATED TO SERVE AS DIRECTORS AND FOR RATIFICATION OF THE COMPANY’S INDEPENDENT ACCOUNTANTS.

COEUR D’ALENE MINES CORPORATION
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 8, 2007, at 9:30 A.M., local time, for the following purposes:

1.	Elect a Board of Directors consisting of nine persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

2. Ratify the appointment of KPMG as the Company’s independent accountants; and

3. Transact such other business as properly may come before the meeting.

Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

Only shareholders of record at the close of business on March 22, 2007, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Dennis E. Wheeler
Chairman of the Board, President and
Chief Executive Officer

Coeur d’Alene, Idaho
April 5, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2007, and any and all adjournments thereof.

Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.

This proxy statement and the accompanying proxy are being mailed or given to our shareholders on or about April 5, 2007.

VOTING SECURITIES

All shareholders of record as of the close of business on March 22, 2007, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 22, 2007, a total of 278,467,240 shares of our common stock were outstanding.

Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the nine nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the ratification of KPMG as the Company’s independent accountants; and

•	FOR their discretion with respect to such other business as properly may come before the Annual Meeting.

To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram. We have retained Morrow & Company, Inc., New York, New York, to assist in the solicitation of proxies. Morrow & Company’s charge will be $5,000 plus out-of-pocket expenses.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below. Cecil D. Andrus, who currently is a director, is not a nominee for re-election. All of the nominees except for Mr. Edwards, who is a new nominee for director, currently are directors. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

		Director
Nominee	Age	Since

Dennis E. Wheeler	64	1978
Currently, Chairman of the Board, President and Chief Executive Officer of Coeur d’Alene Mines Corporation. Chairman of the Board and President from May 1992 to September 2002; President from December 1980 to September 2002 and January 2005 to present; Chief Executive Officer since December 1986.
James J. Curran	67	1989
Chairman of the Board and Chief Executive Officer of First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 1996; Chairman of the Board and Chief Executive Officer of First Interstate Bank of Oregon, N.A. from February 1991 to October 1991; Chairman and Chief Executive Officer of First Interstate Bank of Denver, N.A. from March 1990 to January 1991; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A. from July 1984 to March 1990.
John H. Robinson	56	1998
Chairman of Hamilton Ventures LLC since 2006. Vice Chairman of Olsson Associates (engineering consultancy) from 2004 to 2005. Chairman of EPCglobal Ltd. (staffing company) and Executive Director of MetiLinx Ltd. (software) from 2003 to 2004. Executive Director of Amey plc (business process outsourcing) from 2000 to 2002. Vice Chairman and Managing Partner of Black & Veatch Inc. (engineering and construction) from 1989 to 2000. Member of the Board of Directors of Alliance Resource Management GP, LLC (coal mining).
Robert E. Mellor	63	1998
Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) since 1997, director since 1991; Member of the Board of Directors of The Ryland Group (national residential home builder) and Monro Muffler Brake. Mr. Mellor will not stand for re-election to the Board of Monro Muffler Brake in 2007.
Timothy R. Winterer	70	1998
President, Chief Operating Officer and Director of Western Oil Sands from January 2000 to December 2001. President and Chief Executive Officer of BHP World Minerals Corporation (international resources company) from 1997 to 1998; Senior Vice President and Group General Manager, BHP World Minerals (1992-1996); Senior Vice President, Operations International Minerals, BHP Minerals (1985-1992); Executive Vice President, Utah Development Company (1981-1985).
J. Kenneth Thompson	55	2002
President and CEO of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present. The Managing Director of Alaska Venture Capital Group LLC, a private oil and gas exploration company from December 2004 to present. Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. President and CEO of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage from June 1994 to January 1998. Member of the Board of Directors of Horizon Air and Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air.
Andrew Lundquist	46	2005
Managing Partner of BlueWater Strategies LLC, a business and government relations consulting and project management firm since he founded the firm in 2002. Director of Pioneer Natural Resources Company, an oil and gas company. Previously served as a Director of Evergreen Resources, a natural gas exploration and production company based in Denver (2002-2004), Director of the National Energy Policy Development Group and senior energy advisor to the President and Vice-President (2001-2002), Majority Staff Director of the Senate Committee on Energy and Natural Resources (1998-2001), Chief of Staff for Senator Frank Murkowski (1996-1998) and counsel for the Senate Energy Committee (1995-1996).

		Director
Nominee	Age	Since

Alex Vitale	42	2005
Managing Director of Deutsche Bank Securities Inc. from April 2001 to present. Previously, Director of Deutsche Bank Securities Inc. (1997-2001), Managing Director of Vitale Borghesi & Co. Inc. (1995-1997), and Vice President of Kidder, Peabody & Co. (1993-1994).
Sebastian Edwards	53
Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present; Chairman of the Inter American Seminar on Economics from 1987 to present; member of the Scientific Advisory Council of the Kiel Institute of World Economics in Germany from 2002 to present; and research associate at the National Bureau of Economic Research from 1981 to present. Previously served as President of the Latin American and Caribbean Economic Association (2001-2003) and as Chief Economist for the World Bank Group for the Latin America and Caribbean Region (1993-1996). Taught at IAE Universidad Austral in Argentina and at the Kiel Institute (2000-2004).

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Committees of the Board of Directors

Our Board of Directors met 6 times during 2006. We have an Audit Committee comprised solely of outside directors and presently consisting of Messrs. Curran (Chairman), Robinson, Thompson and Winterer. The Audit Committee is responsible for reviewing and reporting to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent public accountants, the scope of the audit procedures, the nature of all audit and non-audit services to be performed, the performance of our independent accountants and our accounting practices and policies. The Audit Committee met 6 times during 2006.

The Board has a Compensation Committee, comprised solely of outside directors and presently consisting of Messrs. Thompson (Chairman), Andrus, Mellor and Robinson. Mr. Andrus, who is retiring as a director at the Annual Meeting, will not remain on the Compensation Committee following the Annual Meeting. The Compensation Committee is responsible for determining and approving, together with the other independent members of the Board, the annual compensation of the Company’s Chief Executive Officer, for determining the annual compensation of the non-CEO executive officers and the directors, overseeing the Company’s stock incentive plans and other executive benefit plans and providing guidance in the area of certain employee benefits. The Compensation Committee met 4 times during 2006.

The Board has a Nominating and Corporate Governance Committee consisting of Messrs. Mellor (Chairman), Thompson, Andrus and Winterer. Mr. Andrus, who is retiring as a director at the Annual Meeting, will not remain on the Nominating and Corporate Governance Committee following the Annual Meeting. The Nominating and Corporate Governance Committee is responsible for proposing nominees for the Board of Directors, the establishment of corporate governance guidelines and related corporate governance matters. The Nominating Committee met 4 times during 2006.

Our Board also has an Executive Committee on which Messrs. Wheeler, Curran, Mellor, Robinson, Winterer, Lundquist, and Vitale currently serve. The Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings. The Executive Committee did not meet during 2006.

Except for Dennis E. Wheeler, Andrew Lundquist and Alex Vitale, each of the nominees for director, including each of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, are independent within the meaning of applicable New York Stock Exchange listing standards and rules. For a director to be deemed independent under NYSE rules, the Board must affirmatively determine that the director has no material relationship (other than the person’s position as a director) with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the

Company). In addition, the director (and member of his immediate family) must meet the following technical independence rules within the last three years:

•	The director has not been employed by the Company, and no immediate family member has been an executive officer of the Company;

•	The director (or an immediate family member, other than one who is a non-executive employee of the Company) has not received, during any 12-month period, more than $100,000 in direct compensation from the Company (other than director and committee fees, and pension and other forms of deferred compensation for prior service);

•	The director (or an immediate family member) has not been employed as an executive officer of another organization where any of the company’s present officers serve on that organization’s compensation committee; and

•	The director has not been an executive officer or an employee of another organization (and does not have an immediate family member who has been an executive officer of another organization) that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other organization’s total revenue, based on the reported results for its last fiscal year.

In addition to those technical independence rules, the following must apply under NYSE rules in order for the director to be deemed independent: (a) neither the director nor an immediate family member is a current partner of the Company’s outside auditor; (b) the director is not currently an employee of the Company’s outside auditor; (c) the director does not have an immediate family member who is a current employee of the Company’s outside auditor and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) during the last three years, neither the director nor an immediate family member has been a partner or employee of the Company’s outside auditor and who personally worked on the Company’s audit within that time.

In its evaluation of the directors’ independence, the Board considered the related person transactions with respect to Messrs. Lundquist and Vitale discussed below under “Certain Related Person Transactions.”

Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at our website www.coeur.com and to any shareholder who requests them. A copy of the Audit Committee charter is attached as Appendix A to this proxy statement. A copy of the Compensation Committee charter is attached as Appendix B to this proxy statement. A copy of the Nominating and Corporate Governance charter is attached as Appendix C to this proxy statement. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served during 2006.

Policy Regarding Director Nominating Process

The Nominating and Corporate Governance Committee has adopted a policy pursuant to which a shareholder who has owned at least 1% of the Company’s outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be in writing addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Committee’s charter. The Committee does not believe that there will be any differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communications with Directors

Shareholders and other interested persons desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of the Kelli Kast, Esq., counsel to the Company, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83814, and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

The Company has a policy that encourages directors to attend each annual meeting of shareholders, absent extraordinary circumstances. Each of the nine members of last year’s board attended the annual meeting on May 9, 2006.

Meetings of Non-Management Directors

Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. Robert E. Mellor presides over each meeting of non-management directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

In February 2004, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees in accordance with New York Stock Exchange corporate governance listing standards. Copies of these documents are available at our website www.coeur.com and to any shareholder who requests them.

SHARE OWNERSHIP

The following table sets forth information, as of March 22, 2007, concerning the beneficial ownership of our common stock by each of the nominees for election as directors, each of the executive officers listed in the Summary Compensation Table set forth below, and by all of our directors and executive officers as a group. No shareholder is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

	Shares Beneficially		Percent of
	Owned		Outstanding

Cecil D. Andrus	20,548 (2)		*
James J. Curran	184,702 (1	) (2)	*
Sebastian Edwards	0 (2)		*
Andrew Lundquist	20,361 (2)		*
Robert E. Mellor	40,734 (2)		*
John H. Robinson	63,655 (2)		*
J. Kenneth Thompson	97,621 (1	) (2)	*
Alex Vitale	9,756	(2)	*
Dennis E. Wheeler	1,471,160 (1	) (2)	.53
Timothy R. Winterer	89,656 (2)		*
Donald J. Birak	123,487 (2)		*
James K. Duff	87,821 (2)		*
James A. Sabala	193,524 (2)		*
Alan L. Wilder	93,955 (2)		*
All executive officers and nominees for director as a group (22 persons)	3,001,344	(2)	1.07

(*)	Holding constitutes less than .10% of the outstanding shares.

(1)	Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(2)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the 1989/2003 Long-Term Incentive Plans and the 2005 Non-Employee Directors’ Stock Option Plan: Cecil D. Andrus — 13,359 shares; James J. Curran — 177,513 shares; Sebastian Edwards — 0 shares; Andrew Lundquist — 0 shares; Robert E. Mellor — 33,545 shares; John H. Robinson — 49,375 shares; J. Kenneth Thompson — 66,349 shares; Alex Vitale — 0 shares; Dennis E. Wheeler — 838,069 shares; Timothy R. Winterer — 68,968 shares; Donald J. Birak — 55,998 shares; James K. Duff — 7,835 shares; James A. Sabala — 82,999 shares; Alan Wilder — 35,578 shares; and all directors and executive officers as a group — 1,561,900 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Coeur is one of the world’s largest publicly-traded primary producers of silver, and has a strong presence in gold. Coeur is engaged in the development, exploration and operation of silver and gold mining properties and companies, with operations in six countries. In 2006, the Company had sales of $216.6 million, with approximately 68.3% of revenues from sales of silver. Coeur’s primary business objectives are to increase production levels and reserves, decrease cash-production costs, and increase cash flows and earnings. The Company aims to meet these objectives through cost-competitive operations, internal development projects, exploration and acquisitions. Additional information about Coeur is available at our website www.coeur.com.

The Compensation Committee of the Board of Directors (the “Committee”) acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that supports the Company’s business strategy. Since November, 2005, Mercer Human Resource Consulting, Inc. (“Mercer”), an outside consulting firm, has been retained to advise the Committee regarding the Company’s executive compensation program. The Committee works with Mercer and the Chairman, President, and Chief Executive Officer of the Company to assure that the program adheres to the principles and policies described below. The Committee formulates an annual calendar for its activity that is designed to cover necessary regular approvals as well as special topics. The Committee meets at least two times annually, or more frequently as circumstances dictate, in order to set executive compensation for the year, review recommendations of the outside consultant, and recommend compensation changes to the Board of Directors. The independent members of the Board of Directors, including the members of the Committee, are responsible for determining and approving the compensation of the Company’s Chief Executive Officer. The Committee is responsible for determining and approving non-CEO executive officer compensation. The Committee does not delegate its responsibilities to others. The Committee also monitors incentive and equity-based compensation plans, and makes recommendations regarding plan design and performance goals to the Board of Directors. The selection of non-CEO executive officers receiving grants of stock options, restricted shares, performance shares or other awards under the program, and decisions concerning the timing, pricing and amount of such grants and awards and such executives’ salaries, are made by the Committee, upon recommendation of the Chairman, President, and Chief Executive Officer. Grants and awards to the Chairman, President, and Chief Executive Officer are recommended and approved by the independent members of the Board, including the members of the Committee.

The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. Further, the compensation and benefit amounts presented in the company’s annual report on Form 10-K and proxy statement reflect the decisions of the Committee taking into account many factors and considerations (as described in the Compensation Discussion and Analysis) and may or may not be consistent with recommendations made by Mercer or any other advisor to the Committee.

Attraction and retention of executive talent is a key objective of Coeur’s executive compensation program. Coeur operates in a highly competitive market for executive talent. Coeur competes with other mining companies to attract and retain executives and other employees with technical skills and experience in the mining industry. Due to the closure of several mining schools within the last five years and the migration of talent to foreign countries, there is a shortage of industry talent in the United States. More recently, Coeur has experienced competition for talent not only with other precious metals mining companies but with base metal and industrial mineral companies as well.

Coeur operates in a commodity business that is dependent on the realized prices of silver and gold, which are affected by many factors that are beyond the Company’s control. As a result, Coeur’s earnings, cash flow and, ultimately, share price performance, are also affected by many factors that are beyond the Company’s control. Therefore, in order to maintain a performance-based executive compensation program, Coeur has designed the annual incentive component to reward for financial performance by measuring the performance goal after adjusting for the impact of changing metal prices. Also, a portion of the long-term incentive plan rewards for performance relative to peers. This mitigates the impact of metal prices on the ultimate award value, as the Company’s peers face the same metal price issues. Finally, in addition to short-term fluctuations, the realized prices of silver and gold also exhibit a long-term cyclicality. Therefore, Coeur has designed its incentive programs for executives to focus on both short-term and long-term performance.

Executive Compensation Philosophy and Principles

Coeur’s executive compensation programs are designed to attract, motivate and retain key executives who directly affect the Company’s long-term success and the creation of shareholder value. The Committee relies on the following key principles to guide the design and governance of the Company’s compensation programs for its named executive officers (“Named Executive Officers”), expressing the Committee’s view that compensation at Coeur should be:

•  Performance-based
Reward for Company-wide results in addition to recognizing individual performance, focusing on objectives that are directly under the control of executives

•  Market-competitive
Compared to mining industry peers, target total compensation at the market 75th percentile level in order to attract, motivate and retain high caliber talent

•  Aligned with shareholders
Provide a significant portion of incentive compensation to executives in the form of equity-based awards. Award values fluctuate based on share value thus aligning officer and shareholder interests.

•  Transparent
Clearly communicate both the desired results and the incentive pay programs used to reward the achievement of these results

Compensation Policies

Coeur’s compensation principles are supported through several policies.

Total Compensation:  To provide a competitive overall compensation and benefits package that is tied to creating shareholder value and supports the achievement of business objectives, Coeur uses a variety of components. These components include base salary, short and long-term incentives, and various benefits and perquisites. In determining the mix of components and the value of each component, the Committee takes into account the executive’s role, the competitive market, individual and Company performance, and internal equity. Amounts realized or realizable from prior compensation awards are not considered in setting other elements of compensation. Details of the various programs and how they support the overall business strategy are outlined below in “Compensation Components.”

Pay-for-Performance:  Coeur’s executive compensation program emphasizes variable compensation components, including annual cash incentives, stock options, restricted stock and performance shares. As a result, executive compensation at Coeur is dependent on both individual and company performance, including stock price performance. Annual cash incentives are determined by Company performance relative to predetermined financial and operational goals established by the Committee, and by the individual executive’s performance relative to individual predetermined goals. Individual goals for the Chief Executive Officer are set and reviewed by the Compensation Committee together with the other independent members of the Board of Directors. Individual goals for other executives are set by the Chief Executive Officer and reviewed by the Compensation Committee.

Market Positioning:  Under the executive compensation program, base salary and annual incentives are targeted, in consideration of several factors including performance and levels of responsibility and experience, between the 50th and 75th percentile of that reported for similar companies in the mining industry. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile. The Committee has established this positioning approach based on both industry experience and the continued expectation that above-market positioning is necessary in order to attract and retain experienced and high caliber executive talent in the highly competitive mining talent market.

Competitive Market Assessments:  Compensation of our executive officers is reviewed annually by the Committee. Market competitiveness is one factor that the Committee considers each year in determining an individual Named Executive Officer’s salary, incentive opportunity, and long-term equity award mix. The Committee relies on mining industry market studies to evaluate the market competitiveness of each pay element, including publicly-disclosed data from a peer group of companies (see discussion below) and survey data (from both published and proprietary sources) from metal and mineral mining companies and from a broader set of general industry companies. The Committee weighs the peer group and published survey data equally in developing a market composite for each Named Executive Officer position. The peer group proxy statement disclosure provides detailed pay data for the top five positions for a select group of competitor’s talent. The surveys provide compensation information from a broader group of companies from which job descriptions are matched based on specific job scope and responsibilities.

Peer Group:  As a member of the precious metals mining industry, Coeur competes for executive talent with other precious metals mining companies as well with base metal and mineral mining companies. As such, the Committee uses a peer group of companies comprised primarily of precious metals mining companies of a comparable size and scope of operations to Coeur. The Committee uses the peer group as a market comparison for Named Executive Officer pay levels (as described above). The peer group used for 2006 consists of the following companies: Agnico Eagle Mines, Bema Gold, Cambior, Centerra Gold, Glamis Gold, Goldcorp, Hecla Mining, Kinross Gold, Meridian Gold, Northgate Minerals, Pan American Silver and Stillwater Mining. The Committee revisits the peer group each year to determine its continued validity as a source of competitive compensation data and adds or removes companies as appropriate.

Pay Mix:  Consistent with a performance-based philosophy, Coeur’s compensation program for Named Executive Officers emphasizes pay at risk. The percentage of a Named Executive Officer’s compensation opportunity that is at risk or variable instead of fixed is based primarily on his or her role in the Company. Named Executive Officers with greater responsibility and more direct ability to influence overall company performance have a greater portion of their pay at risk through short and long-term incentive programs. For the CEO, the targeted pay mix for 2006 was approximately 50% of the total compensation opportunity from long-term incentives, approximately 20% from short-term incentives, and the remaining 30% from base salary. For the other Named Executive Officers, the target pay mix was approximately 40% base salary, 20% short-term incentives, and 40% long-term incentives. As mentioned earlier, long-term performance is emphasized over short-term performance in order to match the cyclical nature of the precious metals mining industry.

Forms and Mix of Long-Term Incentive Compensation:  Coeur currently uses three forms of equity for long-term incentive compensation: stock options, service-vesting restricted stock and performance shares (see “Long-Term Incentive Plan” below for more of the specific features of each form). In 2006, Coeur’s Named Executive Officers received one-third of their long-term incentive value in each of the three forms of equity. This mix provides a strong emphasis on alignment with shareholder interests, balances incentive and retention needs, and minimizes share dilution. Stock options provide alignment with shareholders by focusing the Named Executive Officers on creating shareholder value over the long-term via share price appreciation. Service-vesting restricted stock is used for retention purposes while also providing alignment with shareholders via actual share ownership. Performance shares are earned based on performance relative to peers.

Compensation Components

To achieve the principles described above, Coeur uses several components in its executive compensation program.

Base Salary

The annual base compensation for the Company’s Named Executive Officers is structured to ensure that Coeur is able to attract and retain high caliber executives capable of achieving the Company’s strategic and business objectives. As described above, Coeur targets base salaries between the 50th and 75th percentile levels of the competitive market. The Committee reviews Named Executive Officer salaries annually as part of its overall Competitive Market Assessment and makes adjustments based on the actual positioning relative to market, the individual’s role and responsibility level, tenure and experience, education and expected future contribution.

Annual Incentive Plan (AIP)

The AIP is an annual cash incentive plan that rewards Named Executive Officers (and other employees) for achieving annual financial and operational results. To promote collaboration among the Company’s senior leadership, 50% of the target AIP award is based on Company performance against predetermined financial and operational goals established by the Committee. To promote personal accountability, the remaining 50% of the target AIP award is based on the individual executive’s performance relative to predetermined individual and group objectives. The percentages allocated to the Company and individual components may vary from year to year based on Committee approval.

AIP Target Opportunities:  Under the AIP, each Named Executive Officer has a target award opportunity expressed as a percentage of base salary established at the beginning of each annual performance period, along with threshold and maximum award levels. The target award opportunities are determined based on the competitive market and the desired market positioning, the individual executive’s role, level of responsibility and impact on overall Company performance, and internal equity. The target opportunity for the CEO is 65% of his base salary. The target opportunity for the CFO is 45% of his base salary, and the target opportunity for the other Named Executive Officers is 40% of their respective base salaries. Actual awards are paid after the end of each annual performance period, and range from 0% to 200% of the target awards based on actual performance versus the Company and individual goals. If target performance is achieved, the annual incentive award is 100% of the target. If threshold performance is achieved, the annual incentive award is 50% of the target. If threshold performance is not achieved, no award is paid. If maximum performance is achieved, the annual incentive award is 200% of the target. Awards are interpolated for performance between threshold and target and between target and maximum.

AIP Performance Measures and Target Setting:  For 2006, Company performance was measured against predetermined goals established by the Committee for the following four metrics: metal production, cash operating cost per ounce of silver produced, operating net income (before extraordinary charges and adjusted for price impact) and cash flow return on investment (CFROI). The four measures were weighted equally in determining overall Company performance. The Committee chose these metrics and weights for the following reasons:

•	Provides alignment with the Company’s business objectives and strategic priorities

•	Provides transparency to investors and executives

•	Balances growth and profitability

•	Balances financial and operational performance

Coeur management develops proposed targets and performance ranges for each Company performance measure based on a variety of factors, including historical Company performance, internal budgets and forecasts, peer performance, and industry and market expectations. The Committee reviews the targets and ranges, adjusts them as necessary, and grants its approval. For 2006, the targets for the AIP measures, based upon budgeted metals prices of $7.25 per ounce of silver and $450.00 per ounce of gold, were as follows:

•	Silver production of 16,429,872 million ounces and gold production of 128,994 ounces

•	Silver cash cost per ounce of $3.81 after adjustment for by-product credits

•	Operating net income (before extraordinary charges) of $20,010,000

•	Cash flow return on investment of 6.76% (including adjustment for scale)

For 2006, the plan measured performance based on a range for each of the targets. The threshold to maximum performance range for production, cost and net income goals was 90-110% of target performance, while the CFROI goal was 80% to 120% of target performance. This corresponds to a payout of 0-200% of target for each measure, as described above.

Once the plan metrics, weights, and performance targets and ranges are set, they are generally not subject to change for that plan year without Board approval. However, following the end of each year, the Committee does adjust the operating net income and CFROI targets for actual metal price experience over the year that differed from the assumptions that went into setting these targets. This is done in order to make the targets neutral to fluctuations in the market prices of silver and gold, which are beyond the control of the Company and its executives. Following the end of each year, the Committee reviews the Company’s actual performance and determines the extent of achievement based on actual results.

In addition to Company measures, specific individual and group objectives are developed for each Named Executive Officer at the beginning of the year. Objectives for Named Executive Officers other than the CEO are established for each individual Named Executive Officer by the CEO, and reviewed by the Compensation Committee. Individual objectives for the CEO are established by the Committee and are reviewed with the Board of Directors. These objectives can be grouped into broad categories such as major project execution, department goals, safety and environmental compliance, personal development and other measures. The specific objectives for each Named Executive Officer are chosen to reflect each Named Executive Officer’s responsibilities. To the extent possible, objective and quantifiable targets are set for the individual objectives in order to promote personal accountability and to support broader unit and corporate goals.

Following the end of each year, the CEO reviews the performance of the other Named Executive Officers on their individual objectives and determines the extent of achievement for each Named Executive Officer, which includes a significant discretionary assessment. The members of the Committee, together with the other independent members of the Board of Directors, review the performance of the CEO on his individual objectives and determines the extent of achievement, which also includes a significant discretionary assessment. AIP payouts for individual performance range from 200% of target for performance well above expectations, to 0% for performance well below expectations.

AIP awards are normally paid in cash no later than March 15 following the end of the AIP plan year, and include withholding of applicable taxes.

Long-Term Incentive Plan (LTIP)

The primary purpose of Coeur’s long-term incentive plan is to align the interests of the Named Executive Officers with those of the shareholders by rewarding the Named Executive Officers for creating shareholder value over the long-term. The LTIP is also an attractive vehicle for attracting and retaining executive talent in the highly competitive mining market. The Company’s 2003 Long-Term Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and cash-based awards (see “Forms and Mix of Long-Term Incentive Compensation”). Currently the Company only uses stock options, restricted stock, and performance shares in the LTIP.

The Committee has established levels of long-term incentive awards for each Named Executive Officer expressed as a percentage of base salary. The levels are determined based on the competitive market and the desired market positioning, the individual executive’s role, level of responsibility and impact on overall Company performance, and internal equity. LTIP grants are made on an annual basis. This enables the Committee to adjust the levels, forms, and mix of long-term incentive awards, as appropriate, to respond to changes in the metal mining industry and the broader market, as well as to respond to Company-specific changes and issues. The Committee does not take into account prior equity awards when making annual equity awards to Named Executive Officers. For 2006, the target long-term incentive values (as a % of base salary) for the Named Executive Officers were as follows:

•	CEO:	175%
•	CFO:	120%
•	Other Named Executive Officers:	90%

The Committee makes annual long-term incentive grants to Named Executive Officers at its regular first quarter meeting (historically January to mid-March), which takes place after the Company’s annual financial statements have been completed. Grants to the CEO are approved by the independent members of the Board, including the members of the Committee. The Committee meeting date or next business day is the effective grant date for equity grants to the Named Executive Officers. The exercise price for stock options and the grant price for restricted stock and performance shares is the closing price of the stock on the day of grant or the day after the grant day if the grant day falls on a weekend or non-market day. For Named Executive Officers who are hired during the year, the Committee recommends compensation levels to the Board in connection with the Board’s appointment of the executive and approves equity grants for the executive that are effective upon grant date. The Committee does not coordinate the timing of equity awards with the release of material, non-public information.

Stock Options:  Stock options represent one-third of the LTIP value granted to Coeur’s Named Executive Officers in 2006. The number of options granted is determined by dividing the total option grant value by the Black-Scholes value of a single option. The Committee believes that options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term business strategies. Stock options are issued at 100% of the fair market value to assure that executives will receive a benefit only when the stock price increases. Stock options are therefore aligned with shareholder interests. Option awards generally have value for the executive only if the executive remains employed for the period required for the options to vest. Stock options therefore provide retention value. Options granted in 2006 vest at a rate of 33 1/3% per year and expire at the end of ten years (or earlier in the case of termination of employment). The specific term of stock options granted to the Named Executive Officers in 2006 are disclosed in the Grants of Plan-Based Awards table included in this proxy statement.

Restricted Stock:  Restricted stock represents one-third of the LTIP value granted to Coeur’s Named Executive Officers in 2006. The number of restricted shares granted is determined by dividing the total restricted stock grant value by the grant price, as defined above. The Committee believes that restricted stock provides alignment with shareholders via actual share ownership while also providing retention value and provides for continuity in the senior leadership team. Restricted stock also balances the more volatile rewards associated with stock options. Restricted stock granted in 2006 vests at a rate of 33 1/3% per year based on continued employment with the Company. There are no company based performance restrictions associated with the grants of restricted stock. The Committee may grant restricted stock with alternative vesting schedules or with performance restrictions as deemed necessary to achieve desired business goals. The specific terms of the restricted stock granted to the Named Executive Officers in 2006 are disclosed in the Grants of Plan-Based Awards table included in this proxy statement.

Performance Shares:  Performance shares represent one-third of the LTIP value granted to Coeur’s Named Executive Officers in 2006. The target number of performance shares granted is determined by dividing the total performance share grant value by the grant price, as defined above. Performance is measured over a three-year period in comparison to the peer group described above. The performance shares are earned at the end of the three-year period based on actual performance results based on total shareholder return (“TSR”). This measure is intended to focus the Named Executive Officers on creating shareholder value, while providing alignment with shareholders via the use of equity shares. Performance is measured relative to peers in order to mitigate the impact of metal prices on the ultimate award value, as the share prices of the Company’s peers are similarly under the influence of realized metal prices. Measuring TSR relative to peers also provides alignment with shareholders by rewarding for the creation of shareholder value in excess of what Coeur shareholders could realize by investing in other companies in the same industry. The actual number of performance shares earned is based on Coeur’s TSR performance relative to the peers over the three-year period. Threshold performance is the 25th percentile of peers, which equates to a payout of 25% of the target number of shares. A participant earns no performance shares if the Company’s performance is below the threshold. Median performance compared to the Company’s peers earns the target number of shares, with a maximum earned opportunity of twice the target grant for upper quartile performance. As performance shares are earned, shares of Coeur common stock are issued to the participant. The specific term of the performance shares granted to the Named Executive Officers in 2006 are disclosed in the Grants of Plan-Based Awards table set forth in this proxy statement.

Benefits and Perquisites

The primary purpose of providing benefits and limited perquisites to Named Executive Officers is to attract and retain the talent to manage the company. The Committee intends the type and value of benefits and perquisites offered to be competitive with overall market practices. Coeur’s primary benefits for Named Executive Officers include participation in the Company’s broad-based plans: the 401(k) and defined contribution retirement plan (which includes matching Company contributions), health and dental coverage, various company-paid insurance plans including disability and life insurance, paid time off and paid holidays.

With respect to perquisites, Coeur prefers to take a minimalist approach. In general, Coeur will provide Named Executive Officers with a specific perquisite only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value, such as ensuring the health of the CEO and other Named Executive Officers. In addition, perquisites that promote efficient performance of the Named Executive Officers are also considered.

Coeur provides the CEO and all Named Executive Officers with certain limited perquisites. These may include automobile allowance or company vehicle and fuel allowance, club membership, physical exam, and home office expense. Details of the individual Named Executive Officer’s benefits and perquisites are disclosed in the All Other Compensation column of the Summary Compensation Table set forth in this proxy statement.

Employment Agreements

We have an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a term of employment until December 31, 2008 unless terminated or modified by us by written notice, subject to the terms and conditions of the agreement. Mr. Wheeler’s employment agreement, which calls for a base salary of $559,650 plus annual incentive compensation, includes the same change-in-control provisions as those included in the executive change-in-control agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary and eligible annual incentive plan payment at the time of his death.

We entered into an employment agreement on January 13, 2003, with James A. Sabala, pursuant to which he was employed as Executive Vice President and Chief Financial Officer for a two-year term commencing January 27, 2003, through January 27, 2005, in connection with the signing of which Mr. Sabala received $100,000. The agreement is renewed from day to day so that the Company and Employee are at all times bound to the agreement for a period of two years. His agreement calls for a base salary of $279,450 plus annual incentive compensation. Mr. Sabala’s employment agreement includes the same change of control provisions as those included in the executive change-in-control agreements described below.

We entered into an employment agreement on July 31, 2006 with Alan L. Wilder, pursuant to which he was employed as Senior Vice President, Project Development for a two-year term commencing July 31, 2006, through June 30, 2008. His agreement calls for a base salary of $248,000 plus annual incentive compensation. Mr. Wilder’s employment agreement includes the same change of control provisions as those included in the executive change-in-control agreements described below.

We entered into an employment agreement on July 31, 2006 with James K. Duff, pursuant to which he was employed as President, South America operations for a two-year term commencing July 31, 2006, through June 30, 2008. His agreement calls for a base salary of $277,173 plus annual incentive compensation. Mr. Duff’s employment agreement includes the same change of control provisions as those included in the executive change-in-control agreements described below.

Effective July 1, 2006, we entered into an amendment to our employment agreement with Donald J. Birak, pursuant to which he was employed as Senior Vice President, Exploration, to extend the term through June 30, 2008. His agreement calls for a base salary of $242,000 plus annual incentive compensation. Mr. Birak’s employment agreement includes the same change of control provisions as those included in the executive change-in-control agreements described below.

During 2006, and continuing from year-to-year thereafter unless terminated by us by written notice, the executive change-in-control agreements with a total of 15 executive officers provide that certain benefits will be payable to the executives in the event of a change-in-control of us and the termination of the executive’s employment within two years after such change-in-control for any reason other than for cause, disability, death, normal retirement or early retirement. The term “change-in-control” for purposes of the executive change-in-control agreements has the same meaning as that discussed below under “Change-in-Control Agreements.”

Termination of Employment/Severance Arrangements

The Company has employment and severance agreements with each of its Named Executive Officers. The Committee believes that such agreements benefit the Company by clarifying the terms of employment and ensuring the Company is protected by noncompete and nondisclosure provisions. The Committee also believes that severance agreements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market.

The benefits payable to an executive in the event of a qualifying termination of employment include payments for the remaining duration of the agreement at the following levels:

•	The continued payment of the executive’s full base salary for the term;

•	Short-term and long-term bonuses at 100% of the target levels under the AIP and LTIP provided at the time of the termination; and

•	The continued participation in the Company’s welfare benefits plans to include health, dental, disability, and life insurance for the term.

The severance agreements were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve the Company’s interests in retaining these key executives, are consistent with market and industry practice, and are reasonable.

Change-in-Control Agreements

Coeur provides change-in-control protection to each of the named executives through various agreements. In total, 15 executives are covered by change-in-control agreements. The Committee believes that these agreements are important to provide reasonable compensation opportunities in the unique circumstances of a change-in-control that are not provided by the Company’s other compensation programs. The Committee believes that change-in-control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. The Committee also believes that these agreements motivate the executives to make decisions that are in the best interests of the shareholders should a transaction take place. They do this by providing executives with the necessary job stability and financial security during a change-in-control transaction (and the subsequent period of uncertainty) to help them stay focused on managing the Company rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that change-in-control agreements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market.

The following benefits are payable to an executive in the event of a change-in-control and a subsequent qualifying termination of employment within two years following the change-in-control include payments for two years (three years for the CEO):

•	The continued payment of the executive’s full base salary;

•	Short-term and long-term bonuses at 100% of the target levels provided at the time of the termination under the AIP and LTIP;

•	The continued payment of all medical, dental and long-term disability benefits or costs of benefits;

•	Acceleration of the exercise date and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by Coeur under the executive compensation programs described above; and

•	The granting to the executive of continued vesting credit for purposes of determining the executive’s retirement benefits under the Company’s Defined Contribution and 401(k) Retirement Plan.

For all of the covered executives except the CEO, the agreements provide for special circumstances in the event the payment provided would constitute “parachute payments” under Section 280G of the Internal Revenue Code. In this case, the payment will be reduced to the amount that will result in no portion being subject to the excise tax. This clause limits the exposure of the Company and of the executives to the parachute payment rules. Because of the critical nature of his position, the change-in-control agreement for the CEO provides that for any payment that qualifies as an “excess parachute payment”, the Company will pay an additional amount in cash so that the net amount retained by him after the deduction of all applicable taxes will be equal to the initial change-in-control payment.

The change-in-control clauses and provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve the Company’s interests in retaining these key executives, are consistent with market and industry practice, and are reasonable.

Supplementary Compensation Policies

The Committee has established additional policies to ensure that the overall compensation structure is responsive to shareholder interests and competitive with the market. Specific policies include:

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and the next four most highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Committee believes that the stock options and performance shares granted to the Named Executive Officers under Coeur’s 2003 Long-Term Incentive Plan qualify under Section 162(m) as performance-based compensation. It also believes that the portion of the Annual Incentive Plan which makes up 50% of the potential payout, based on corporate goals, qualifies under Section 162(m). Grants of service-vesting restricted stock are not performance-based, and therefore are potentially not deductible. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Individual Tax Treatment

For individual tax purposes, the Company typically withholds common shares to cover income taxes resulting from the vesting of restricted stock, or payment of common stock earned upon satisfaction of performance share targets.

Summary Compensation Table

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the company during the year ended December 31, 2006: (i) Dennis E. Wheeler, Chairman of the Board, President, and Chief Executive Officer; (ii) James A. Sabala, Executive Vice President and Chief Financial Officer; and (iii) James K. Duff, President South American Operations, Alan L. Wilder, Senior Vice President Project Development and Donald J. Birak, Senior Vice President Exploration, which persons are the three most highly compensated executive officers whose total compensation exceeded $100,000. The identification of such named executive officers is determined based on the individual’s total compensation for the year ended December 31, 2006, as reported below.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
			Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)
Name and Principal Position	Year	Salary ($)	(a)	(b)	(c)	(d)	(e)	(f)	Total ($)

Dennis E. Wheeler,	2006	$539,438	0	$518,943	$426,619	$335,790	0	$77,156	$1,897,946
Chairman, President & Chief Executive Officer
James A. Sabala,	2006	$268,333	0	$146,559	$125,003	$114,600	0	$36,539	$691,034
Executive Vice President & Chief Financial Officer
James K. Duff,	2006	$267,150	0	$144,839	$41,388	$96,708	0	$17,600	$567,685
President South American Operations
Alan L. Wilder,	2006	$226,050	$50,000	$82,017	$70,251	$79,150	0	$31,451	$538,919
Senior Vice President Project Development
Donald J. Birak,	2006	$220,912	0	$89,997	$81,624	$86,387	0	$32,361	$511,281
Senior Vice President Exploration

Explanatory Notes:

(a)	The dollar value of bonus earned during the fiscal year. Mr. Wilder received a $50,000 cash bonus related to the execution of a new employment agreement.

(b)	The portion of the fair value of stock awards, as calculated in accordance with FAS 123R, that represent earned compensation cost recognized for the year as reflected in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, including both amounts recorded as compensation expense in the income statement and amounts earned during the period that are capitalized on the balance sheet. For additional information see Note L to such financial statements.

(c)	The portion of the fair value of option awards, as calculated in accordance with FAS 123R, that represent earned compensation cost recognized for the year as reflected in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, including both amounts recorded as compensation expense in the income statement and amounts earned during the period that are capitalized on the balance sheet. For additional information see Note L to such financial statements.

(d)	The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (i.e., amounts earned, not paid out) and all earnings on any outstanding awards. The values are Annual Incentive Plan awards made on February 1, 2007, for non CEO Executive Officers and March 20, 2007 for the CEO, for performance during 2006. The criteria for such awards is described in detail in the Compensation Discussion and Analysis.

(e)	The Company does not maintain a Defined Benefit Pension Plan or a Non Qualified Deferred Compensation Plan.

(f)	All other compensation, including perquisites, gross-ups, and amounts paid or accrued under termination or change-in-control arrangements. Mr. Wheeler’s total includes $19,600 per year in executive physicals for himself and his spouse and $1,500 representing the personal portion of the use of a company provided automobile. Messrs. Sabala, Wilder, and Birak each receive $11,089 as a personal vehicle allowance for company use. Mr. Duff is an expatriate who does not receive benefits in the United States. Also includes contributions to the Defined Contribution and 401 (k) Retirement Plan (the “Retirement Plan”) and amounts credited to our Non-Qualified Supplemental Retirement Plan (the “Supplemental Plan”) prior to its termination and for cash payments in lieu of contributions to the Supplemental Plan thereafter. All employees are eligible to participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation. For the year 2006, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 100% compensation, subject to a maximum contribution of $15,000 and an additional $5,000 catch-up if age 50 or over. The Company contributes an amount equal to 50% of the first 6% of an employee’s contribution. Accrued benefits under the Retirement Plan are fully vested after six years of employment on the Defined Contribution and the 401 (k) vests immediately. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement. In 2006, each of Messrs. Wheeler, Sabala, Duff, Wilder, and Birak were credited with a Company contribution of $17,600 under the Retirement Plan. In 2006, each of Messrs. Wheeler, Sabala, Duff, Wilder, and Birak were credited with an additional contribution based on 5% of their income in excess of the above-referenced Retirement Plan limit of $38,685, $9,702, $2,625, $8,022, and $5,558, respectively.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during 2006, including incentive plan awards (equity-based and non-equity based) and other planned-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period.

								All Other	All Other
								Stock	Option
					Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts Under			Under Equity Incentive Plan			Number of	Number of	or Base	Fair Value
		Non-Equity Incentive Plan Awards			Awards			Shares of	Securities	Price of	of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Option	Option
	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units	Options	Awards	Award
Name	(a)	(b)	(b)	(b)	(c)	(c)	(c)	(#) (d)	(#) (e)	($/Sh) (f)	(g)

Dennis E. Wheeler	2/20/2006	$170,625	$341,250	$682,500	15,342	61,369	122,738	61,369	92,284	$5.14	$630,863
Chairman, President & Chief Executive Officer
James A. Sabala,	2/20/2006	$56,250	$112,500	$225,000	5,253	21,012	42,024	21,012	31,597	$5.14	$216,000
Executive Vice President & Chief Financial Officer
James K. Duff,	2/20/2006	$52,000	$104,000	$208,000	3,908	15,630	31,260	15,630	23,504	$5.14	$160,675
President South American Operations
Alan L. Wilder,	2/20/2006	$44,000	$88,000	$176,000	3,307	13,226	26,452	13,226	19,888	$5.14	$135,959
Senior Vice President Project Development
Donald J. Birak,	2/20/2006	$43,000	$86,000	$172,000	3,231	12,925	25,850	12,925	19,436	$5.14	$132,867
Senior Vice President Exploration

Explanatory Notes:

(a)	Date of Grants for 2006 under the Long Term Incentive Plan.

(b)	The dollar value of the estimated future payout upon satisfaction of the conditions in question under non-equity incentive plan awards granted in the fiscal year, or the applicable range of estimated payouts denominated in dollars (threshold, target, and maximum amount).

(c)	The number of performance shares of stock, to be paid out or vested upon satisfaction of the conditions in question, or the applicable range of estimated payouts denominated in the number of shares of stock, or the number of shares of underlying options under the award (threshold at 25%, target at 100%, and maximum amount at 200%). Determined by comparison of the Company’s total shareholder returns to its peers. In addition, refer to the discussion in the LTIP Section of the CD & A.

(d)	The number of shares of stock (e.g. restricted stock) granted in the fiscal year that are not required to be disclosed in the table under “Estimated Future Payouts Under Equity Incentive Plan Awards.”

(e)	The number of shares underlying options granted in the fiscal year that are not required to be disclosed in the table under “Estimated Future Payouts Under Equity Incentive Plan Awards.”

(f)	The per-share exercise or base price of the options granted in the fiscal year.

(g)	Fair Market Value of stocks and options granted on the award date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

						Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
	Option Awards							Number of	Market or
			Equity					Unearned	Payout
			Incentive			Number		Shares,	Value of
			Plan			of Shares	Market	Units or	Unearned
		Number of	Awards:			or Units	Value of	Other	Shares,
	Number of	Securities	Number of			of Stock	Shares or	Rights	Units or
	Securities	Underlying	Securities			That	Units of	That	Other
	Underlying	Unexercised	Underlying	Option		Have Not	Stock That	Have Not	Rights That
	Unexercised	Options (#)	Unexercised	Exercise	Option	Vested	Have Not	Vested	Have Not
	Options (#)	Unexercisable	Unearned	Price	Expiration	(#)	Vested	(#)	Vested ($)
Name	Exercisable	(a)	Options (#)	($)	Date	(b)	($)	(c)	(d)

Dennis E. Wheeler,	26,820		—	$3.56	3/21/2010	153,196	$735,987	61,369	$315,437
Chairman, President &	218,586		—	$.74	12/17/2011
Chief Executive Officer	27,712		—	$1.23	3/19/2012
	223,506		—	$1.85	9/17/2012
	62,553		—	$1.63	10/2/2012
	73,314	36,657	—	$7.09	2/19/2014
	69,080	138,157	—	$3.92	2/16/2015
		92,284	—	$5.14	2/20/2016
James A. Sabala,	21,994	10,997	—	$7.09	2/19/2014	47,521	$230,094	21,012	$108,002
Executive Vice President &	19,738	39,473	—	$3.92	2/16/2015
Chief Financial Officer		31,597	—	$5.14	2/20/2016
James K. Duff,	—	23,504	—	$5.14	2/20/2016	15,630	$80,338	15,630	$80,338
President South American
Operations
Alan L. Wilder,	14,474	28,947	—	$3.92	2/16/2015	28,461	$127,703	13,226	$67,982
Senior Vice President Project		19,888	—	$5.14	2/20/2016
Development
Donald J. Birak,	15,030	7,514	—	$7.09	2/19/2014	31,039	$149,862	12,925	$66,435
Senior Vice President	13,488	26,973	—	$3.92	2/16/2015
Exploration		19,436	—	$5.14	2/20/2016

Explanatory Notes:

(a)	The total number of stock options unvested. For Mr. Wheeler 36,657 vests 02/19/07; 69,079 vests 02/16/07; 69,078 vests 02/16/08; 30,762 vests 02/20/07; 30,761 vests 02/20/08; and 30,761 vests 02/20/09. For Mr. Sabala 10,997 vests 02/19/07; 19,737 vests 02/16/07; 19,736 vests 02/16/08; 10,533 vests 02/20/07; 10,532 vests 02/20/08; and 10,532 vests 02/20/09. For Mr. Duff 7,835 vests 02/20/07; 7,835 vests 02/20/08; and 7,834 vests 02/20/09. For Mr. Wilder 14,474 vests 02/16/07; 14,473 vests 02/16/08; 6,630 vests 02/20/07; 6,629 vests 02/20/08; and 6,629 vests 02/20/09. For Mr. Birak 7,514 vests 02/19/07; 13,487 vests 02/16/07; 13,486 vests 02/16/08; 6,479 vests 02/20/07; 6,479 vests 02/20/08; and 6,478 vests 02/20/09.

(b)	The total number of shares of stock granted and unvested. For Mr. Wheeler 19,113 vests 02/19/07; 36,357 vests 02/16/07; 20,457 vests 02/20/07; 36,357 vests 02/16/08; 20,456 vests 02/20/08; and 20,456 vests 02/20/09. For Mr. Sabala 5,734 vests 02/19/07; 10,388 vests 02/16/07; 7,004 vests 02/20/07; 10,387 vests 02/16/08; 7,004 vests 02/20/08; and 7,004 vests 02/20/09. For Mr. Duff 5,210 vests 02/20/07; 5,210 vests 02/20/08; and 5,210 vests 02/20/09. For Mr. Wilder 7,618 vests 02/16/07; 4,409 vests 02/20/07; 7,617 vests 02/16/08; 4,409 vests 02/20/08; and 4,408 vests 02/20/09. For Mr. Birak 3,918 vests 02/19/07; 7,098 vests 02/16/07; 4,309 vests 02/20/07; 7,098 vests 02/16/08; 4,308 vests 02/20/08; and 4,308 vests 02/20/09.

(c)	The total number of performance shares which do not vest until 3 years from date of grant.

(d)	The total value having fair market value at close of business on date of grant.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during 2006 for each of the named executive officers on an aggregated basis:

			Stock Awards
	Option Awards		Number of Shares
	Number of	Value Realized	Acquired on	Value Realized
	Shares Acquired	on Exercise	Vesting	on Vesting
Name	on Exercise (#)	($) (a)	(#)	($) (b)

Dennis E. Wheeler,	140,348	$628,866	122,137	$659,603
Chairman, President & Chief Executive Officer
James A. Sabala,	—	—	57,788	$319,014
Executive Vice President & Chief Financial Officer
James K. Duff,	—	—	41,666	$237,913
President South American Operations
Alan L. Wilder,	—	—	7,618	$37,861
Senior Vice President Project Development
Donald J. Birak,	—	—	11,017	$55,421
Senior Vice President Exploration

Explanatory Notes:

(a)	The aggregate dollar value realized upon exercise of options (i.e., the difference between the market price of the underlying shares at exercise and the exercise price), or upon the transfer of an award for value.

(b)	The aggregate dollar value realized upon vesting of stock (i.e., the number of shares times the market price of the underlying shares on the vesting date), or upon the transfer of an award for value.

PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION

The Company does not maintain a Defined Benefit Pension Program nor does it provide a Non-Qualified Deferred Compensation Program.

Potential Payments Upon Termination or Change-in-Control

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment or change-in-control assuming the triggering event took place on December 29, 2006 (i.e., the last business day of 2006) and the price per share of the Company’s shares is the closing market price as of that date.

				Acceleration and
				Continuation of
			Continuation of	Equity Awards
	Cash	Incremental	Medical/Welfare	(Unamortized
	Severance	Pension	Benefits	Expenses as of	Excise Tax	Total
	Payments	Benefit	(Present Value)	12/31/06)	Gross-up	Termination
Name and Principal Position	(a)	(Present Value)	(b)	(c)	(d)	Benefits

Dennis E. Wheeler, Chairman, President & Chief Executive Officer
• Not for cause-involuntary	5,515,653	0	58,336	541,584	0	6,115,573
• Death & Disability	892,238	0	0	0	0	892,230
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-of-Control	5,515,653	0	58,336	541,584	2,633,696	8,749,269
James A. Sabala, Executive Vice President & Chief Financial Officer
• Not for cause-involuntary	1,453,166	0	23,436	202,504	0	1,679,106
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-of-Control	1,453,166	0	24,924	202,504	0	1,680,594
James K. Duff, President South American Operations
• Not for cause-involuntary	922,710	0	17,475	117,739	0	1,057,924
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-of-Control(e)	481,400	0	24,789	117,739	0	623,928
Alan L. Wilder, Senior Vice President Project Development
• Not for cause-involuntary	798,334	0	17,172	128,922	0	944,428
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-of-Control(e)	550,769	0	24,384	128,922	0	704,075
Donald J. Birak, Senior Vice President Exploration
• Not for cause-involuntary	780,626	0	17,333	127,582	0	925,541
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-of-Control(e)	779,697	0	24,599	127,582	0	931,878

Explanatory Notes:

(a)	Cash severance payments consist of base salary, annual incentive plan at target, and cash value of long-term incentive plan at target, multiplied by the contract life. In the case of Mr. Wheeler, contract term for change-in-control and employment agreement is three years; for Mr. Sabala, contract term for change-in-control and employment agreement is two years; for the other Named Executive Officers, contract term is two years for change-in-control and 18 months for employment agreements.

(b)	Represents the net present value of medical, life, accidental death, and disability for the term of the contract.

(c)	Represents any unvested stock options, Restricted Stock, or other equity awards remaining to be expensed.

(d)	Upon change-in-control, Mr. Wheeler is entitled to be reimbursed for the excise taxes as a result of Section 280 (G) excise tax rules.

(e)	Messrs. Duff, Wilder, and Birak would be limited by Golden Parachute requirements which cap benefits.

DIRECTOR COMPENSATION

Pursuant to our 2005 Non-Employee Directors’ Equity Incentive Plan, outside directors were required in and prior to 2006 to receive at least $10,000 of their annual director fees in the form of common stock in lieu of $10,000 of cash compensation and are able to elect to receive additional common stock in lieu of cash fees for up to the $60,000 total of their annual director fees. The directors of the Company are encouraged to hold common stock in the Company, therefore aligning their interests with those of the shareholders. In 2005 and 2006, outside directors received an annual retainer of $60,000. In addition to the annual board retainer, Committee chairmen received an additional retainer of $5,000. In 2006 the chairman fee for the Audit Committee was raised to $10,000 per year. In 2007, the Committee chairmen fees for the Compensation Committee and the Nominating and Corporate Governance Committee were raised to $7,500. Committee members and chairmen receive $1,500 for each Committee meeting attended. Beginning in 2007, outside directors will receive an annual retainer of $70,000, of which they must take a minimum of $20,000 of their annual fees in the form of common stock in lieu of $20,000 of their cash compensation and may elect to receive common stock in lieu of cash for up to the $70,000 total compensation of their retainer.

The following table sets forth information regarding the compensation received by each of the company’s directors during the year ended December 31, 2006;

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total
Name	(a)	(b)	(c)	(d)	(e)	(f)	($)

Cecil D. Andrus	$60,503	$9,998	0	0	0	0	$70,501
James J. Curran	$69,253	$9,998	0	0	0	0	$79,251
Andrew Lundquist	$27,319	$39,997	0	0	0	0	$67,316
Robert E. Mellor	$65,503	$9,998	0	0	0	0	$75,501
John H. Robinson	$56,504	$19,996	0	0	0	0	$76,500
Timothy R. Winterer	$53,754	$19,996	0	0	0	0	$73,750
J. Kenneth Thompson	$56,001	$29,999	0	0	0	0	$86,000
Alex Vitale	$45,516	$9,998	0	0	0	0	$55,514

Explanatory Notes:

(a)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(b)	Each director must receive no less than $10,000 of the annual director’s fee in common stock. Stock is granted in full shares which may not equal exactly $10,000. The total number of shares held under outstanding stock awards by each director as of December 31, 2006, is as follows: Cecil D. Andrus — 5,102, James J. Curran — 5,102, Andrew Lundquist — 12,011, Robert E. Mellor — 5,102, John H. Robinson — 10,105, J. Kenneth Thompson — 25,009, Alex Vitale — 7,669, and Timothy R. Winterer — 12,338.

(c)	For awards of stock options, the aggregate grant date fair value computed in accordance with FAS 123(R). The aggregate number of shares subject to outstanding options held by each director as of December 31, 2006, is as follows: Cecil D. Andrus-13,359, James J. Curran-177,513, Andrew Lundquist-0, Robert E. Mellor-33,545, John H. Robinson-49,325, J. Kenneth Thompson-66,349, Alex Vitale-0, and Timothy R. Winterer-68,968.

(d)	The Company does not have Non-Equity Incentive Plans for Directors.

(e)	The Company does not maintain a Defined Benefit Plan for Directors.

(f)	The Company has no other Compensation Plan for Directors other than those addressed in columns (b) and (c).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion & Analysis be included in the company’s proxy statement.

J. Kenneth Thompson, Chairman
Robert E. Mellor
Cecil D. Andrus
John H. Robinson

CERTAIN RELATED PERSON TRANSACTIONS

Our policies and procedures for the review, approval or ratification of related person transactions are set forth in the Policies and Procedures Regarding Related Person Transactions attached to Appendix C to this proxy statement. As more fully explained therein, a related person transaction is a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest.

During 2006, Deutsche Bank Securities Inc., an investment banking firm of which Alex Vitale, a member of our Board of Directors, is a Managing Director, was paid a total of approximately $3,091,200 by us for investment banking services in connection with its engagement as underwriters for an equity offering.

During 2006, we paid the firm BlueWater Strategies LLC, a business and government relations consulting and project managing firm of which Andrew Lundquist, a member of our Board of Directors, is Managing Partner, a total of approximately $120,000 in connection with government relations consulting services relating to our Kensington gold production project in Alaska.

INDEPENDENT ACCOUNTANTS

The selection of KPMG LLP as our independent accountants was approved by the Audit Committee of the Board of Directors, which is composed of independent directors. The Company is asking shareholders to ratify the appointment of KPMG even though there is no requirement that shareholder ratification be sought. We expect that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

Audit and Non-Audit Fees

The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for the each of the past two years:

•	Audit Fees. The total fee billed by KPMG LLP for professional services for the audit of the Company’s financial statements for the year ended December 31, 2006, the audit of internal control over financial reporting, and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2006 were approximately $1.5 million. The total fees billed by KPMG LLP for professional services for the audit of the Company’s financial statements for the year ended December 31, 2005, the audit of internal control over financial reporting and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2005 were approximately $1.4 million.

•	Audit Related Fees. In 2006 there were no fees billed by KPMG LLP for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection. There was $15,000 of fees billed by KPMG LLP in 2005 for audit related fees. Such fees related to a proposed transaction that was not consummated.

•	Tax Fees. In 2006, there was approximately $50,000 of fees billed for professional services rendered by KPMG LLP for tax technical advice. The aggregate fees billed for professional services rendered by KPMG LLP for tax technical advice in 2005 were approximately $9,000.

•	All Other Fees. There were no fees billed by KPMG LLP for all other non-audit services during 2006 or 2005.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services

The Audit Committee has policies and procedures requiring pre-approval by the Committee of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

The nature of the policies and procedures depend upon the nature of the services involved, as follows:

•	Audit Services. The annual audit services engagement terms and fees are subject to the specific approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on the Company’s financial statements, such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the auditor quarterly review. Audit services also include the attestation engagement for the auditor’s report on management’s report on internal control over financial reporting. The Audit Committee Chairman may grant approval for other audit services that only the auditor responsibly can provide to the extent the fee for the services does not exceed $50,000. Other such audit services may include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

•	Audit-Related Services. Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the auditor. The Audit Committee Chairman may grant general pre-approval for audit-related services to the extent the fee for the service is not expected to exceed $50,000. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

•	Tax Services. The Audit Committee Chairman has the authority to pre-approve tax services, to the extent the fee for the service is not expected to exceed $50,000, that have historically been provided by the auditor, that the Committee has reviewed and believes would not impair independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Committee will not approve the retention of the auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

•	All Other Services. The Committee may grant approval of those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence. Such other services must be specifically pre-approved by the Audit Committee.

With respect to the approval by the Audit Committee Chairman of audit, audit-related and tax services that do not exceed $50,000, the Chairman is required to report the matter to the full Audit Committee at its next meeting and the auditor will report on the scope and fee of such service in its annual report to the Committee. The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors, which currently consists of James J. Curran (Chairman), John H. Robinson, J. Kenneth Thompson and Timothy R. Winterer, is governed by its charter, a copy of which is attached as Appendix A to this proxy statement. All the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board of Directors has determined that James J. Curran, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission.

The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2006, with management and our independent auditing firm, KPMG LLP. In that connection, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Accounting Standards No. 61. SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

KPMG LLP reported to the Audit Committee that:

•	there were no disagreements with management;

•	it was not aware of any consultations about significant matters that management discussed with other auditors;

•	no major issues were discussed with management prior to its retention;

•	it received full cooperation and complete access to our books and records;

•	there was no fraud or likely illegal acts;

•	there were no material weaknesses in the Company’s internal control over financial reporting; and

•	there were no known material misstatements in our interim reports. In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1 and discussed KPMG LLP’s independence with KPMG LLP. Pursuant to ISB 1, KPMG LLP:

•	disclosed to the Audit Committee all relationships between KPMG LLP and its related entities that in KPMG LLP’s professional judgment may reasonably be thought to bear on independence, and

•	confirmed in the letter that, in its professional judgment, it is independent of the Company.

Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2006, for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board of Directors

James J. Curran, Chairman
John H. Robinson
J. Kenneth Thompson
Timothy R. Winterer

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed within two business days of a change in beneficial ownership of securities. Based on a review of Forms 3 and 4 filed during 2006, Mr. Scott Lamb and Mr. Alan Wilder each failed to timely file one Form 4, with each Form 4 reporting one transaction.

YEAR 2008 SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2008 Annual Meeting must be received by our Secretary, 505 Front Avenue, Post Office Box I, Coeur d’Alene, Idaho 83814 no later than December 8, 2007, (i.e., approximately 120 days prior to April 6, 2008, which is the presently expected approximate date of mailing of the proxy statement relating to next year’s annual meeting), in order for them to be considered for inclusion in the 2008 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to us by February 21, 2008, (i.e., at least 45 days prior to April 6, 2008, which is the presently expected approximate date of the mailing of the proxy statement relating to next year’s annual meeting). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.

This proxy statement is accompanied by our 2006 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2006. The Annual Report is not to be regarded as part of the proxy solicitation materials.

By order of the Board of Directors,
COEUR D’ALENE MINES CORPORATION
Dennis E. Wheeler
Chairman of the Board

Coeur d’Alene, Idaho
April 5, 2007

Appendix A

COEUR D’ALENE MINES CORPORATION

CHARTER OF THE AUDIT COMMITTEE

AS AMENDED DECEMBER 12, 2006

Purpose

The purpose of the Audit Committee of the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.

Membership

The Committee will consist of not less than three members of the Board of Directors who must meet the independence and experience requirements of the SEC and New York Stock Exchange. Those rules require, among other things, that:

•	the director have no material relationship with the Company (other than as a director);

•	each member be deemed by the Board to be “financially literate” (or be able to become so within a reasonable time after appointment) and at least one member of which should be an “audit committee financial expert;”

•	no member receive consulting or other fees (other than Board or Committee fees) from the Company; and

•	no member shall serve as a member of the audit committee of more than two other public company boards of directors.

Authority and Responsibilities

In pursuit of the purposes set forth above, the authority and responsibilities of the Audit Committee shall include the following:

1. Review of Committee Charter and Performance.  The Committee shall review and assess the adequacy of this charter at least annually and shall submit any recommended changes to the Board for approval. The Committee shall annually review its own performance.

2. Meetings and Subcommittees.  The Committee shall, absent unusual circumstances, meet at least quarterly. The Committee shall meet separately and periodically (absent unusual circumstances, at least twice per year) with management, the independent auditor and the internal auditor. The Committee may form and delegate authority to subcommittees when appropriate.

3. Advisors.  The Committee shall have the authority to engage outside legal, accounting and other advisors without Board approval.

4. Oversight of Independent Auditor.  The Committee shall be solely responsible for the appointment, replacement and oversight of the independence and performance of the independent auditor, who shall report directly to the Committee. Such responsibility shall include:

•	resolution of disagreements between the independent auditor and management;

•	review of the annual written report from the independent auditor discussing all relationships between the auditor and the Company, discussing with the auditor any such disclosed relationships and their impact on the independent auditor’s independence, and the taking of appropriate action in response to the auditor’s report relating to the auditor’s independence;

•	establishment of policies for the Company’s hiring of employees or former employees of the independent auditor;

•	pre-approval of all audit and non-audit services rendered to the Company by the independent auditor pursuant to the policy established by the Committee; and

•	consideration of the propriety of adopting a policy of rotating the independent auditor on a regular basis.

5. Reports of the Committee.  The Committee shall make regular reports to the Board and shall prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Company’s annual proxy statement stating whether the Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”);

•	received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and

•	recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

6. Whistle Blower Procedures.  The Committee has established and implemented procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees’ anonymous submissions of concerns.

7. Annual Audited Financial Statements.  The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) portion of the Annual Report on Form 10-K, and shall recommend to the Board whether the audited financial statements should be included in the Form 10-K. In that connection, the Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61 relating to the audit.

8. Quarterly Financial Statements.  The Committee shall discuss with management and the independent auditor the Company’s unaudited quarterly financial statements prior to the filing of its Form 10-Q.

9. Quarterly CEO and CFO Certifications.  The Committee shall receive the quarterly disclosures required to be made to the Committee by the CEO and CFO in their certifications included in the Company’s Forms 10-Q and 10-K relating to:

•	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

10. Reports From and Discussions With the Independent Auditor.  The Committee shall receive from and discuss with the independent auditor periodic reports relating to:

•	all critical accounting policies and practices to be used;

•	alternative treatments within GAAP discussed with management, the effects of using or not using such treatments and the independent auditor’s preferred treatment;

•	any management letter, schedule of unadjusted differences or other material written communications with management;

•	the independent audit firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review of the independent audit firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to an audit, and steps to be taken to deal with any such issues; and

•	any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties.

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements of the Company; and

•	earnings press releases (paying particular attention to any use of any “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to shareholders, analysts and rating agencies.

11. Earnings Releases.  The Committee shall review the Company’s earnings press releases and financial information and earnings guidance provided by the Company to shareholders, analysts and rating agencies prior to their public release.

12. Risk Assessment and Management.  The Committee shall review with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management. The Committee shall discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

13. Internal Audit Function.  The Committee shall review the appointment and replacement of the senior internal auditing executive, review the significant reports to management prepared by the internal auditing staff and management’s responses thereto, and discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

ADMINISTRATIVE RESPONSIBILITY

The Chief Executive Officer of the Company is responsible for assuring that administrative and coordinating services are provided to the Committee in order to assist it in the performance of its duties and responsibilities under this charter.

Appendix B

COEUR D’ALENE MINES CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

AS AMENDED APRIL 11, 2005 AND DECEMBER 12, 2006

Statement of Purpose

The Compensation Committee (the “Committee”) shall discharge the responsibilities of the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) with respect to the Company’s compensation programs and compensation of the Company’s executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Committee Membership and Qualifications

The Committee shall consist of not less than three members of the Board of Directors, each of whom shall meet the independence requirements of the New York Stock Exchange, Inc. (the “NYSE”). Additionally, no director may serve on the Committee unless he or she (i) is a “Non-Employee Director” under the qualifications set forth in Rule 16b-3 of the Securities Exchange Act of 1934 and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code.

Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board of Directors annually, or as necessary to fill vacancies, on the recommendation of the Company’s Nominating And Corporate Governance Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board of Directors, set the agendas for Committee meetings.

Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

The Committee shall meet regularly without Company management present. The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. A member of management shall not, however, be present at any discussion or review where his or her performance and compensation is being determined.

Responsibilities and Duties

In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Setting Compensation for Executive Officers and Directors

1. The Committee shall review and approve the overall compensation policy of the Company.

2. The Committee shall review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation.

3. The performance of the Chief Executive Officer and other executive officers shall be evaluated in light of those criteria and, based on such evaluation, the independent directors (including the members of the Committee) shall determine and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer, and the Committee shall review and approve the annual salary, bonus, stock options and other benefits of the other executive officers.

4. In determining the long-term component of compensation of the Chief Executive Officer and the other executive officers, the independent directors (including the members of the Committee) will consider with respect to the Chief Executive Officer, and the Committee will consider with respect to the other executive officers, various evaluation criteria, including the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer and other executive officers in past years.

5. In connection with executive compensation programs, the Committee shall:

a. Review and recommend to the Board of Directors, or approve, new executive compensation programs;

b. Review on a periodic basis the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

c. Establish and periodically review policies for the administration of executive compensation programs); and

d. Determine and approve, together with the other independent members of the Board, the compensation of the Company’s Chief Executive Officer; determine and approve non-CEO executive officer compensation; and shall not delegate its responsibilities to others.

6. The Committee shall periodically review the perquisites offered to senior management personnel.

7. The Committee shall review and recommend to the Board of Directors compensation of directors as well as review and make recommendations in connection with directors’ and officers’ indemnification and insurance matters.

8. The Committee shall review and recommend to the Board of Directors, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination agreements.

9. The Committee shall have the authority to engage an independent executive compensation consulting firm to assist the Committee in the performance of its responsibilities. Such assistance shall include the identification of executive compensation practices and data of other comparable corporations and the making of recommendations to the Committee relating to the form and terms of the Company’s executive incentive plans.

Monitoring Incentive and Equity-Based Compensation Plans

10. The Committee shall review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

11. The Committee shall make recommendations to the Board of Directors with respect to the establishment of new incentive compensation plans and equity-based plans.

12. The Committee shall review and recommend to the Board all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders.

13. The Committee shall monitor compliance by executive officers with the rules and guidelines of the Company’s equity-based plans.

14. The Committee shall review and make recommendations to the Board of Directors regarding the approval of employee pension, profit sharing and benefit plans applicable to senior management personnel.

Reporting and Review Procedures

15. The Committee shall prepare annually a report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

16. The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

17. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Studies and Investigations

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, compensation consultants, accountants, or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or appropriate. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Appendix C

COEUR D’ALENE MINES CORPORATION

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

AS AMENDED DECEMBER 12, 2006

Statement of Purpose

The Nominating and Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) in fulfilling its responsibilities by:

1. Identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company;

2. Identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;

3. Developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company, including matters of (i) board organization, membership and function, (ii) committee structure and membership and (iii) succession planning for the Chief Executive Officer of the Company; and

4. Otherwise taking a leadership role in shaping the corporate governance of the Company.

Committee Membership and Qualifications

The Committee shall be comprised of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the New York Stock Exchange, Inc. (the “NYSE”).

Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board of Directors, set the agendas for Committee meetings.

Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances dictate.

The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Recommendations Relating to the Selection of Director Candidates, Director Independence and Related Person Transactions.

1. The Committee shall establish criteria for selection of potential directors, taking into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

2. The Committee shall identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account the criteria for selection established by the Committee and the extent to which the candidate would fill a present need on the Board of Directors. In fulfilling its responsibilities as outlined above, the Committee shall consult from time to time, as appropriate, with the Chairman of the Board of Directors.

3. The Committee shall review the qualifications and independence of existing Board members on an annual basis and make recommendations to the full Board of Directors whether they should stand for re-election. The Committee shall recommend to the Board the removal of a director where appropriate.

4. The Committee shall consider and make recommendations to the Board of Directors on matters relating to the retirement of Board members, including term limits or age caps.

5. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that capacity, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6. The Committee shall recommend to the Board standards for determining director independence consistent with the requirements of the Securities and Exchange Commission, the NYSE and other applicable guidelines on best practices. The Committee shall also periodically review the director independence standards established by the Board of Directors and recommend such changes in those standards as the Committee determines to be appropriate.

7. The Committee shall consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers. The Committee shall be responsible for overseeing the implementation of the Company’s Policies and Procedures Regarding Related Person Transactions.

8. The Committee shall review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

9. The Committee shall periodically review the orientation process for all new directors.

10. At least annually, and as circumstances otherwise dictate, the Committee shall oversee evaluations of the Board of Directors.

Committee Selection and Composition

11. The Committee shall recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and, where appropriate, make recommendations regarding the removal of any member of any committee. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

12. The Committee shall recommend members of the Board of Directors to serve as the Chairperson of the committees of the Board of Directors. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

13. The Committee shall establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

14. The Committee shall periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

15. The Committee shall consider the adequacy of the articles of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the articles of incorporation and by-laws for consideration by the Board and/or the shareholders, as appropriate.

16. The Committee shall develop and recommend to the Board of Directors a set of corporate governance guidelines appropriate for the Company and consistent with the rules and regulations of the NYSE, the Securities and Exchange Commission and best practices and shall keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

17. The Committee shall periodically review the Company’s corporate governance guidelines and make recommendations for changes as in its judgment are appropriate.

Continuity/Succession Planning Process

18. The Committee shall oversee and approve the Chief Executive Officer continuity planning process in consultation with the Chairman of the Board of Directors. In this regard, the Committee shall review and evaluate the succession plan relating to the Chief Executive Officer and make recommendations to the Board of Directors with respect thereto.

Review and Reporting

19. The Committee shall develop and recommend to the Board of Directors for its approval an annual self-assessment process of the Board of Directors and its committees. The Committee shall oversee, and communicate to the Board of Directors the results of, the annual self-assessment of the Board.

20. The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

21. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

No Delegation to Subcommittees

The Committee shall not have the authority to delegate any of its responsibilities to a subcommittee of the Committee.

Studies and Investigations

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

COEUR D’ALENE MINES CORPORATION

POLICIES AND PROCEDURES REGARDING RELATED PERSON TRANSACTIONS

1. The Company will annually disclose the information regarding related person transactions (“Related Person Transactions”) that is required by regulations of the Securities and Exchange Commission to be disclosed, or incorporated by reference, in the Company’s Annual Report on Form 10-K.

2. The term related person (“Related Person”) means any director or executive officer, or nominee for director, of the Company and any member of the “immediate family” of such person.

3. Each executive officer, director or nominee for director of the Company will disclose to the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors the information called for by section 5 below relating to a Related Person Transaction (as defined below) for review, approval or ratification by the Committee. Such disclosure to the Committee should occur before, if possible, or as soon as practicable after the Related Person Transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the Related Person Transaction. In addition, the questionnaire sent annually by the Company to directors and executive officers will solicit information regarding Related Person Transactions that are currently proposed or occurred since the beginning of the Company’s last fiscal year.

4. A Related Person Transaction is a consummated or currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the Related Person had or will have a direct or indirect material interest. A Related Person Transaction does not include:

the payment of compensation by the Company to an executive officer, director or nominee for a director of the Company;

a transaction if the interest of the Related Person arises solely from the ownership of the shares of the Company and all shareholders receive the same benefit on a pro-rata basis;

the transaction is one where the rates or charges involved are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed and conformity with law or governmental authority; or

the transaction involves services as a bank, transfer agent, registrar, trustee under a trust indenture, or similar services.

Furthermore, a Related Person is not deemed to have a material interest in a transaction if the person’s interest arises only (i) from the person’s position as a director of another party to the transaction; (ii) from the ownership by such person and all other Related Persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership ) that is a party to the transaction; (iii) from such person’s position as a limited partner in a partnership and all other Related Persons have an interest of less than 10% of and the person is not a general partner of or hold another position in, the partnership; and (iv) from both such director position and ownership interest.

5. The information regarding a Related Person Transaction that should be reported to the Committee by the executive officer, director or nominee for director pursuant to Section 3 above should include (i) the name of the Related Person, and if he or she is an immediate family member of an executive officer, director or nominee for director, the nature of such relationship; (ii) the Related Person’s interest in the transaction, (iii) the approximate dollar value of the amount involved in the transaction, (iv) the approximate dollar value of the amount of the Related Person’s interest in the transaction; and (v) in the case of indebtedness, the largest total amount of principal outstanding since the beginning of the Company’s last fiscal year, the amount of principal outstanding as of the latest practicable date, the amount of principal paid since the beginning of the Company’s last fiscal year, and the rate or amount of interest payable on the indebtedness.

6. The Committee’s decision whether or not to approve or ratify the Related Party Transaction should be made in light of the Committee’s determination as to whether consummation of the transaction is believed by the Committee to not be or have been contrary to the best interests of the Company. The Committee may take into account the effect of a director’s Related Person Transaction on such person’s status as an independent member of the Company’s board of directors and eligibility to serve on board committees under SEC and stock exchange rules.

COEUR D’ALENE MINES CORPORATION

505 FRONT AVENUE, P.O. BOX I COEUR D’ALENE, IDAHO 83816

COMMON STOCK PROXY

This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF SHAREHOLDERS on Tuesday, May 8, 2007, 9:30 A.M., local time

      The undersigned appoints Dennis E. Wheeler or, in his absence, James A. Sabala, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2007, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

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The Shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends voting FOR the following proposals:
Please Mark Here for Address	ċ
Change or Comments SEE REVERSE SIDE

1. ELECTION OF DIRECTORS
Nominees:	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY To vote for all nominees listed below
01 James. J. Curran	ċ	ċ
02 Sebastian Edwards
03 Andrew Lundquist
04 Robert E. Mellor
05 John H. Robinson
06 J. Kenneth Thompson
07 Alex Vitale
08 Timothy R. Winterer and
09 Dennis E. Wheeler

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of KPMG LLP as independent accountants.	ċ	ċ	ċ

3.	In their discretion, the Proxies are Authorized to vote upon such other business as may come before the meeting.

		YES	NO
	I plan to attend the meeting	ċ	ċ

(INSTRUCTION; To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list above.)

Signature	Signature	Dated:	, 2007

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate the title. If shares are held jointly, each holder should sign.

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